EXHIBITS
                                   ========

                                                            Reference Number 11

DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                            FOR THE THREE MONTHS                     FOR THE SIX MONTHS
                                             ENDED DECEMBER 31,                      ENDED DECEMBER 31,
                                            ---------------------                  ---------------------
                                                               ($In Thousands)
                                                1997           1996                  1997          1996
                                              ---------      --------               -------      -------
Net income                                       $2,887        $4,939                $5,725       $6,163
Weighted average common shares
   outstanding                                   11,509        13,393                11,671       13,393
Basic earnings per common shares                  $0.25         $0.37                 $0.49        $0.46
                                              =========      ========               =======      =======
Total weighted average common shares
   outstanding                                   11,509        13,393                11,671       13,393
Common stock equivalents due to dilutive
   effect of stock options                          510            -                    437           -
                                              ---------      --------               -------      -------
Total weighted average common shares and
   common share equivalents utilized for
   diluted earnings per share                    12,019        13,393                12,108       13,393
                                              =========      ========               =======      =======
Diluted earnings per common share and
   common share equivalents                       $0.24         $0.37                 $0.47        $0.46
                                              =========      ========               =======      =======
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